THE MEXICO FUND, INC.






                             A Maryland Corporation








                                     BYLAWS

                              Amended and Restated

                             as of December 6, 2005



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                                Table of Contents
                                -----------------
                                                                         Page

ARTICLE I           NAME OF CORPORATION, LOCATION OFOFFICES AND SEAL.......1
   Section 1.       Name...................................................1
   Section 2.       Principal Offices......................................1
   Section 3.       Seal...................................................1

ARTICLE II          STOCKHOLDERS...........................................1
   Section 1.       Annual Meetings........................................1
   Section 2.       Special Meetings.......................................1
   Section 3.       Notice of Meetings.....................................4
   Section 4.       Quorum; Adjournment of Meeting.........................4
   Section 5.       Voting.................................................4
   Section 6.       Stockholders Entitled to Vote..........................5
   Section 7.       Proxies................................................5
   Section 8.       Stock Ledger and List of Stockholders..................5
   Section 9.       Action Without Meeting.................................5
   Section 10.      Advance Notice of Stockholder Nominations for
                      Director and Other Stockholder Proposals.............5
   Section 11.      Organization and Conduct...............................8
   Section 12.      Maryland Control Share Acquisition Act.................9

ARTICLE III         BOARD OF DIRECTORS....................................10
   Section 1.       Powers................................................10
   Section 2.       Terms of Directors; Qualification.....................10
   Section 3.       Election..............................................11
   Section 4.       Vacancies and Newly Created Directorships.............11
   Section 5.       Removal...............................................12
   Section 6.       Regular Meetings......................................12
   Section 7.       Special Meetings......................................12
   Section 8.       Waiver of Notice......................................12
   Section 9.       Quorum and Voting.....................................12
   Section 10.      Action Without a Meeting..............................15
   Section 11.      Compensation of Directors.............................15
   Section 12.      Amendment.............................................15

ARTICLE IV          COMMITTEES............................................15
   Section 1.       Organization..........................................15
   Section 2.       Executive Committee...................................16
   Section 3.       Other Committees......................................16
   Section 4.       Proceedings and Quorum................................16


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ARTICLE V           OFFICERS..............................................16
   Section 1.       General...............................................16
   Section 2.       Election, Tenure and Qualifications...................16
   Section 3.       Removal and Resignation...............................17
   Section 4.       Chairman of the Board.................................17

   Section 5.       President.............................................17
   Section 6.       Vice President........................................17
   Section 7.       Treasurer and Assistant Treasurers....................17
   Section 8.       Secretary and Assistant Secretaries...................18
   Section 9.       Subordinate Officers..................................18
   Section 10.      Remuneration..........................................18
   Section 11.      Surety Bonds..........................................18

ARTICLE VI          CAPITAL STOCK.........................................18
   Section 1.       Certificates of Stock.................................18
   Section 2.       Transfer of Shares....................................19
   Section 3.       Stock Ledgers.........................................19
   Section 4.       Transfer Agents and Registrars........................19
   Section 5.       Fixing of Record Date.................................19
   Section 6.       Lost, Stolen or Destroyed Certificates................19

ARTICLE VII         FISCAL YEAR AND ACCOUNTANT............................20
   Section 1.       Fiscal Year...........................................20
   Section 2.       Accountant............................................20

ARTICLE VIII        CUSTODY OF SECURITIES.................................20
   Section 1.       Employment of a Custodian.............................20
   Section 2.       Termination of Custodian Agreement....................21

ARTICLE IX          INVESTMENT AND OTHER RESTRICTIONS.....................21
   Section 1.       Limitations...........................................21

ARTICLE X           INDEMNIFICATION AND INSURANCE.........................23
   Section 1.       Indemnification of Officers, Directors,
                      Employees and Agents................................23
   Section 2.       Indemnification Under Bylaws Not Exclusive............23
   Section 3.       Insurance ............................................24

ARTICLE XI          AMENDMENTS AND MISCELLANEOUS MATTERS..................24
   Section 1.       General...............................................24
   Section 2.       By Stockholders Only..................................24
   Section 3.       Counselors............................................24


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                                     BYLAWS

                                       OF

                              THE MEXICO FUND, INC.
                            (A MARYLAND CORPORATION)



                                    ARTICLE I
                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL
                     -------------------------------------


     Section 1. Name. The name of the Corporation is The Mexico Fund, Inc.

     Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 3.Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Annual Meetings. Annual meetings of Stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or a Committee appointed by the Board of Directors, shall select during the period commencing on March 3 and ending April 1 of each year.

     Section 2. Special Meetings.

         (a) General. The Chairman of the Board of Directors, President or Board of Directors may call a special meeting of the stockholders. Any such special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board of Directors, President or Board of Directors, whoever has called the meeting. Pursuant to the Corporation's election to be subject to
Section 3-805 of the Maryland General Corporation Law (the "MGCL") and subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.


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         (b) Stockholder Requested Special Meetings.

              (i) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

              (ii) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.


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              (iii) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph
(ii) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

              (iv) In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, President or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

              (v) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (1) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (2) if the notice of meeting has been mailed and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

              (vi) The Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (1) five Business Days after receipt by the Secretary of such purported request and (2) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (vi) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

              (vii) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

     Section 3. Notice of Meetings. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each Stockholder entitled to vote at such meeting at his address as it appears on the records of the corporation at the time of such mailing. Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

     Section 4. Quorum; Adjournment of Meeting. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 5. Voting. At each Stockholders' meeting, each Stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof. Except as otherwise specifically provided in the Articles of Incorporation or these Bylaws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Section 6. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting in accordance with Section 5 of Article VI hereof, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 7. Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the Stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 8.Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent in New York, New York.

     Section 9.Action Without Meeting. Any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

     Section 10. Advance Notice of Stockholder Nominations for Director and Other Stockholder Proposals.

         (a) Annual Meetings of Stockholders.

              (i) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 10(a).

              (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of subsection
(a)(i) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 10 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (1) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition, (D) whether such stockholder believes any such individual is, or is not, an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended ("Investment Company Act")), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation to make such determination, (E) sufficient information to enable the Nominating and Corporate Governance Committee of the Board of Directors to make the determination as to the proposed nominee's qualifications required under Article III, Section 2(c) of the Bylaws and (F) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined in subsection (c)(iv) of this Section 10, below), individually or in the aggregate, including any anticipated benefit to the stockholder and any Stockholder Associated Person therefrom, (3) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) of this paragraph (a)(ii) of this Section 10(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person.

              (iii) Notwithstanding anything in this subsection (a) of this
Section 10 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article III, Section 2(a) of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of the preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by subsection (a)(ii) of this Section 10 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.


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


         (c) General.

              (i) Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this
Section 10. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 10.

              (ii) Only such individuals who are nominated in accordance with this Section 10 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 10.

              (iii) For purposes of this Section 10, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

              (iv) For purposes of this Section 10, "Stockholder Associated Person" of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

              (v) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the Investment Company Act and any rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

     Section 11. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting: the Vice Chairman of the Board of Directors, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 12. Maryland Control Share Acquisition Act. Pursuant to a resolution adopted by the Board of Directors of the Corporation in accordance with Section 3-702(c)(4) of the MGCL, the Corporation is subject to Title 3, Subtitle 7 of the MGCL, with the result that any shares of voting stock of the Corporation, that would, if aggregated with all other shares of stock of the Corporation owned by such person or in respect of which such person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the Corporation in the election of directors within the range of one-tenth or more but less than one-third of all voting power, one-third or more but less than a majority of all voting power or a majority or more of all voting power, shall have no voting rights, except to the extent approved by stockholders at a meeting held under
Section 3-704 of the MGCL by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1.Powers. Except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

     Section 2. Terms of Directors; Qualification.

         (a) Terms of Directors. Pursuant to the Corporation's election to be subject to Section 3-804(b) of the MGCL, effective on September 17, 2003, the total number of directors of the Corporation shall be fixed only by a vote of the Board of Directors.

         (b) Board Composition. In addition to the qualifications set forth in subsection (c) of this Article III, Section 2, at least 60 percent of the entire Board of Directors shall be both citizens and residents of Mexico and at least 75 percent of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended.

         (c) Qualifications.

              (i) To qualify as a nominee for a directorship, an individual, at the time of nomination, (1) shall have substantial expertise, experience or relationships relevant to the business of the Corporation, (2) shall have a degree in economics, finance, business administration, engineering, accounting or a graduate professional degree in law from an accredited university or college in the United States or Mexico or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States or Mexico; (3) shall not serve as a director or officer of another closed-end investment company which focuses its investments in a particular country or geographic region outside of the United States or which has as part of its name the name of a country or geographic region other than the United States, unless such company is managed by the Corporation's investment manager or investment adviser or by an affiliate of either; and (4) shall be at least one of the following: (A) a citizen of Mexico for whom Mexico has been a primary residence for at least five years after reaching the age of 21; (B) a present or former director of, member of the supervisory board or senior executive officer of, or senior consultant to, (i) at least one company the securities of which, or of an affiliate or successor of which, are principally listed or traded on a securities exchange located in Mexico or (ii) a securities exchange located in Mexico; (C) a present or former director or senior executive officer of an investment adviser, investment manager or an administrator for the Corporation, or of any person controlling, or under common control with, an investment adviser, investment manager or an administrator for the Corporation; (D) a present officer of the Corporation; (E) an individual who has served at least five years as a director, trustee or senior investment officer (or in a capacity comparable to any such position) of an investment company (as defined under the Investment Company Act whether or not registered thereunder), the assets of which during that period have been invested primarily in securities of issuers organized under the laws of Mexico, having their principal place of business in Mexico, or whose securities have their principal trading market in Mexico; or (F) an individual who has served at least five years as a senior executive officer with responsibility for directing or managing the operations in Mexico of a company with substantial operations in Mexico.

              (ii) In addition, to qualify as a nominee for a directorship or election as a Director, (1) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the "Policy"), adopted by the Board on September 17, 2003, as subsequently amended or modified, and (2) an individual who is not an incumbent Director shall not have a relationship, hold any position or office or otherwise engage in any activity that would result in a violation of the Policy if the individual were elected as a Director.

              (iii) The Nominating and Corporate Governance Committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this subsection (c) shall not be eligible for nomination or election as a director.

              (iv) In addition, no person shall be qualified to be a director unless the Nominating and Corporate Governance Committee, in consultation with counsel to the Corporation, has determined that such person, if elected as a director, would not cause the Corporation to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Corporation's charter (as amended and supplemented from time to time), or any general policy adopted by the Board of Directors regarding either retirement age or the percentage of "interested persons" (as defined in the Investment Company
Act) and non-interested persons to comprise the Corporation's Board of Directors.

     Section 3. Election. Directors shall be elected by a vote of the holders of a majority of the shares of common stock outstanding and entitled to vote thereupon. The Directors shall be divided into three classes and shall be designated as Class I, Class II, and Class III Directors, respectively: (1) The term of office of Class I Directors to expire at the 1988 annual stockholders meeting; (2) The term of office of the Class II Directors to expire at the 1989 annual stockholders meeting and (3) The term of office of the Class III Directors to expire at the 1990 annual stockholders meeting. After expiration of the terms of office specified for the Directors, the Directors of each class shall serve for terms of three years and until their successors are elected and qualify.

     Section 4. Vacancies and Newly Created Directorships. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director, or any vacancy resulting from an increase in the size of the Board of Directors may be filled solely by the affirmative vote of a majority of the remaining directors in office, even if the Directors do not constitute a quorum; provided, however, that immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the

Corporation. Any director elected to fill a vacancy shall serve for the remainder of the full term of class in which the vacancy occurred and until a successor is elected and qualifies.

     Section 5. Removal. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors, remove any Director or Directors from office, but only for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

     Section 6. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of such regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 7 of this Article III for notice of special meetings.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or wireless at least one day before the meeting.

     Section 8. Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 9. Quorum and Voting.

         (a) General. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these Bylaws, provided that no action shall be taken without the affirmative vote of 75% of the Directors, including a majority of the Directors who are citizens and residents of Mexico, with respect to the following matters:

              (i) a merger or consolidation of the Corporation with or into, or the sale of substantially all of the Corporation's assets to, any other company;

              (ii) the dissolution of the Corporation;

              (iii) any amendment to the Articles of Incorporation of the Corporation;

              (iv) the election of officers and the compensation of directors and officers; or

              (v) any amendment to Section 2 of this Article III.

         (b) Approval of Contracts.

              (i) Definitions. In this Article III, Section 9(b), the following words have the following meanings:

                   (1) "Affiliated person" has the meaning stated in Section 2(a)(3) of the Investment Company Act.

                   (2) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Corporation and an affiliated person of any (i) disinterested director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors or
(ii) disinterested director who has served on the Board in the two years preceding the date on which the investment advisory agreement, sub-advisory agreement or management agreement is considered for approval by the Board of Directors.

                   (3) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) was a member of the Board of Directors on September 17, 2003 or (ii) was elected, or nominated to succeed a Continuing Director, by a majority of the Continuing Directors then on the Board of Directors.

                   (4) "Control" has the meaning stated in Section 2(a)(9) of the Investment Company Act.

                   (5) "Disinterested director" means a director who is not an interested person with respect to the Corporation.

                   (6) "Interested person" has the meaning stated in Section 2(a)(19) of the Investment Company Act.

              (ii) Approval Required. In addition to the approval required under the Investment Company Act, the affirmative vote of at least 75 percent of all the disinterested directors who are not affiliated persons of a proposed party to a Contract shall be required to approve the Contract.

              (iii) Amendment and Repeal. This Article III, Section 9(b) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75 percent of the Continuing Directors.

     (c) Conditional Tender Offer.

              (i) Definitions. In this Article III, Section 9(c), the following words have the following meanings.

                   (1) "Affiliated person" has the meaning stated in Section 2(a)(3) of the Investment Company Act.

                   (2) "Contract" means an investment advisory agreement, a sub-advisory agreement or a management agreement between the Corporation and (i) an affiliated person of any disinterested director, (ii) a person (or an affiliated person of that person) who nominated any disinterested director serving on the Board at the time the proposed investment advisory agreement, sub-advisory agreement or management is considered for approval by the Board of Directors, or (iii) a person who controls the Corporation (or an affiliated person of that person).

                   (3) "Continuing Director" means any member of the Board of Directors of the Corporation who (i) has been a member of the Board of Directors September 17, 2003 or (ii) was recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors.

                   (4) "Control" has the meaning stated in Section 2(a)(9) of the Investment Company Act.

                   (5) "Disinterested director" means a director who is not an interested person with respect to the Corporation.

                   (6) "Interested person" has the meaning stated in Section 2(a)(19) of the Investment Company Act.

              (ii) General. Not more than 45 days after the day on which a Contract is approved by the Board of Directors, the Corporation shall commence a tender offer (the "Tender Offer") for not less than 50 percent of all the outstanding shares of the Corporation nor more than any percentage of the outstanding shares that would require a vote of the stockholders under the MGCL for a price per share of not less than 98 percent of the net asset value per share. The Corporation shall pay for the shares tendered pursuant to the Tender Offer promptly after the expiration date of the Tender Offer. The Tender Offer shall be unconditional except as provided in subsection (iii) of this Section 9(c). The Tender Offer may be modified by the Corporation only to the extent necessary to comply with the 1940 Act, as amended, and the rules adopted thereunder, the Exchange Act, as amended, and the rules adopted thereunder, the rules of the New York Stock Exchange ("NYSE") applicable to listed companies, as amended, and the MGCL. If any such required modification affects the percentage of outstanding shares of the Corporation which the Corporation would offer to purchase pursuant to the Tender Offer, the Corporation shall reduce that percentage only by such minimum amount as is necessary for the Tender Offer to comply with the rules and regulations described in the foregoing sentence of this subsection.

              (iii) Certain Conditions of the Tender Offer. Notwithstanding any other provision of this Section 9(c), the Corporation shall modify the Tender Offer only to the extent necessary to ensure that the Tender Offer, if consummated, would (A) result in the delisting of the Corporation's shares from NYSE (NYSE having advised the Corporation that it would currently consider delisting the shares) or (B) in the written opinion of counsel to the Corporation, pose a substantial risk that the Corporation would lose its status as a regulated investment company under the Internal Revenue Code, as amended, and the rules adopted thereunder (which would make the Corporation a taxable entity, causing the Corporation's income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the Corporation).

              (iv) Amendment and Repeal. This Article III, Section 9(c) may be amended, modified, repealed or supplemented only by the affirmative vote of at least 75 percent of the Continuing Directors.

     Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors in the manner provided by Section 9 of this Article III.

     Section 12. Amendment. Notwithstanding any other provision of these Bylaws with regard to the vote required by Stockholders, the provisions of Section 2,
Section 3, Section 5 and this Section 12 of this Article III may be amended only by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors. This Section 12 shall not affect the ability of the Board of Directors to amend the Bylaws; however, Stockholders may not amend, alter or repeal this Section 12 except by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each member of a committee shall be a director and shall hold office at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Stockholders any action requiring Stockholders' approval, amend these Bylaws, or approve any merger or share exchange which does not require Stockholder approval.

     Section 2. Executive Committee. Unless otherwise provided by resolution of the Board of
Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The Chairman of the Board, if any, and the President shall be members of the Executive Committee.

     Section 3. Other Committees. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

     Section 4. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

     Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at the first meeting of the Board following the Annual Stockholders' Meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer holds office until the next quarterly meeting of the Board of Directors following the Annual Stockholders' Meeting and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President. The Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.

     Section 3. Removal and Resignation. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall be the senior officer of the Corporation, shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors. He shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 5. President. The President shall be the chief executive officer of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the power and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 9 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provision of
Section 9 of this Article V.

     Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 1. Certificates of Stock. The interest of each Stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a

Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless countersignature by such person shall be required.

     Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at any Stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall not be more than 90 days before the date on which action requiring the determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of Stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

     Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII
                           FISCAL YEAR AND ACCOUNTANT

     Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

     Section 2. Accountant.

         (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Auditors to examine the accounts of the Corporation and to audit and express an opinion on the financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders. The employment of the Accountant shall be conditioned upon the right of this Corporation to terminate the employment forthwith without any penalty by vote of either (i) the Board of Directors, including a majority of Directors who are not "interested persons" of the Corporation (as defined in the Investment Company Act of 1940, as amended) after recommendation by the independent Audit Committee of the Board of Directors, or (ii) a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.

         (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 10 days before or after the beginning of the fiscal year of the Corporation or before the annual Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

         (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.

                                  ARTICLE VIII
                              CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any subcustodian) shall be an institution eligible to serve as a custodian to the Corporation pursuant to the Investment Company Act of 1940, as amended, and the regulations thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     Section 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the Stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                   ARTICLE IX
                        INVESTMENT AND OTHER RESTRICTIONS

     Section 1. Limitations.

         (a) The following investment limitations are fundamental policies of the Corporation and may not be changed without the approval of either (1) more than two-thirds of the Corporation's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than one-half of the Corporation's outstanding shares.

              (i) As to 50% of its assets, the Corporation may not (a) invest more than 5% of its assets (at the time of such purchase) in the securities of any one issuer, or (b) purchase more than 10% of the voting equity securities (at the time of such purchase) of any one issuer. The Corporation may not, however, invest more than 25% of its assets in short-term debt certificates and other obligations of the Mexican Federal Government.

              (ii) The Corporation may concentrate its investments in any industry or group of industries of the Mexican Stock Exchange Index (or any successor or comparable index as determined by the Board of Directors to be an appropriate measure of the Mexican market) if, at the time of investment, such industry represents 20% or more of the Index; provided, however, that the Corporation will not exceed the Index concentration by more than 5%. (iii) The Corporation may not invest in real estate or real estate mortgages.

              (iv) The Corporation may issue senior securities as defined in the U.S. Investment Company Act of 1940, as amended, or borrow through bank loans in an amount not in excess of 33-1/3% of the Corporation's total assets (including the amount represented by such senior securities or borrowing).

              (v) The Corporation also may purchase on margin, write put or call options and engage in short sales of securities not owned by the Corporation.


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              (vi) The Corporation may not act as an underwriter of securities of other issuers (except in connection with the purchase of securities for the Corporation's investment portfolio or the sale of subscription rights issued by portfolio companies).

              (vii) The Corporation may not purchase commodities or commodities contracts.

              (viii) The Corporation may not make loans other than through the purchase of publicly traded fixed income securities or short-term obligations of publicly held Mexican corporations. The Corporation may lend its securities, provided that the loan is secured continually by collateral in an amount at least equal to the current market value of the securities loaned and the Corporation will receive any interest or dividends paid on the loaned securities. Such collateral may consist of U.S. dollars, securities issued or guaranteed by the United States Government or its agencies or instrumentalities ("U.S. Government securities") or irrevocable stand-by letters of credit issued by a bank. The Corporation may invest such cash collateral in short-term liquid U.S. money market securities, including but not limited to, U.S. Government securities, commercial paper and floating rate notes of U.S. issuers.

     If the percentage limitations set forth in investment restrictions (1) and
(2) are adhered to at the time an investment is made, a change in percentage resulting other than from such investment will not be deemed contrary thereto. Such restrictions may be deviated from on a temporary basis in the light of market or other conditions, and nothing therein shall be deemed to prohibit the Corporation from purchasing the securities of any issuer pursuant to the exercise of subscription rights distributed to the Corporation by the issuer, except that no such purchase may be made if as a result the Corporation would no longer be a diversified investment company as defined in the Investment Company Act of 1940.

         (b) The following operating policies of the Corporation may not be modified without the approval of two-thirds of the Corporation's Board of Directors.

              (i) The Corporation may not issue senior securities as defined in the U.S. Investment Company Act of 1940, as amended, and may not borrow through bank loans in an amount in excess of 10% of the Corporation's total assets (and then only to meet temporary cash needs).

              (ii) The Corporation may not purchase on margin, write put or call options and engage in short sales of securities not owned by the Corporation.

              (iii) The Corporation may not make loans other than through the purchase of publicly traded fixed income securities or short-term obligations of publicly held Mexican corporations.


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                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the maximum extent permitted by the laws of the State of Maryland. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's Directors, officers, investment adviser and principal underwriter:

         (a) whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct"); and

         (b) the Corporation shall not indemnify any such person unless:

              (i) the court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

              (ii) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph
(b)(2)(i) so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

         Expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:


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              (i) such person shall provide adequate security for his
undertaking;

              (ii) the Corporation shall be insured against losses arising by reason of such advance; or

              (iii) a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

     Section 2. Indemnification Under Bylaws Not Exclusive. Section 1 of this
Article X shall be a non-exclusive means of the providing indemnification to Directors and officers of the Corporation. Notwithstanding Section 1 of this
Article X, the Board of Directors is authorized to permit the indemnification of Directors and officers of the Corporation, including, but not limited to, entry into indemnification agreements with Directors and officers of the Corporation, with such indemnification on terms greater (or less) than the indemnification provided by Section 1 of this Article X, provided such indemnification is in conformity with the laws of the State of Maryland and any applicable federal requirements at the time such indemnification is provided to the Directors and/or officers of the Corporation.

         Section 3. Insurance. The Directors shall be entitled and empowered to the fullest extent permitted by law to purchase with Corporation assets insurance for liability in connection with a Proceeding and for all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the maximum extent permitted by the laws of the State of Maryland, by reason of the fact that he is or was serving as Director, officer, employee or agent of the Corporation, or by reason of the fact that he is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE XI
                      AMENDMENTS AND MISCELLANEOUS MATTERS

     Section 1. General. Except as provided in Section 2 of this Article XI, all Bylaws of the Corporation, whether adopted by the Board of Directors or the Stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

     Section 2. By Stockholders Only. No amendment of any section of these Bylaws shall be made except by the Stockholders of the Corporation if the Bylaws provide that such


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section may not be amended, altered or repealed except by the
Stockholders. From and after the issue of any shares of the capital stock of the
Corporation: (1) no amendment, alteration or repeal of Paragraph (a) of Article IX shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the Corporation's outstanding shares; and (2) no amendment, alteration or repeal of Articles III,
Section 9 or this Article XI shall be made except by the affirmative vote of the holders of at least two-thirds of the Corporation's outstanding shares.

     Section 3.Counselors. The Board of Directors may from time to time retain one or more qualified persons to act as counselors. Any counselor may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. A counselor may be invited to attend meetings of the Board of Directors but shall not be present at any portion of a meeting from which the counselor shall have been excluded by vote of the Directors. A counselor shall not be a "Director," "officer," or "employee" within the meaning of the Corporation's Charter, the Investment Company Act of 1940, as amended, or these Bylaws, shall not be deemed to be a member of an "advisory board" or an "investment adviser" within the meaning of the Investment Company Act of 1940, as amended, shall not hold himself or herself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. A counselor shall not have the powers of a Director, may not vote at meetings of the Board of Directors, shall not take part in the operation or governance of the Corporation and shall have no power to determine that any security or other investment shall be purchased or sold by the Corporation. A counselor shall (i) furnish to the Corporation information about securities and currency markets, political developments, economic and business factors and trends, (ii) provide advice to the Corporation regarding such developments, factors and trends, and/or (iii) provide advice to the Corporation as to occasional transactions in specific securities or investments, but without generally furnishing advice or making recommendations regarding the purchase or sale of securities. Counselors may confer with each other, but each counselor shall provide such advice and furnish such information individually and not as a board, group or in any other joint capacity. Each counselor shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors. Each counselor may also be reimbursed by the Corporation for reasonable expenses incurred in attending meetings of the Board of Directors or otherwise.